BLACKBAUD, INC. ANNOUNCES RECORD THIRD QUARTER 2005 RESULTS, FOURTH QUARTER DIVIDEND AND CEO SUCCESSION PLAN

CHARLESTON, S.C.--October 31, 2005 -- Blackbaud, Inc. (Nasdaq: BLKB), the leading provider of software and related services designed specifically for nonprofit organizations, today announced financial results for its third quarter 2005.

For the quarter ended September 30, 2005, Blackbaud reported total revenue of $43.1 million, an increase of 18% compared with the third quarter of 2004. License revenue increased 17% to $7.3 million, services revenue increased 19% to $14.5 million, and maintenance and subscriptions revenue increased 17% to $20.0 million over the comparable period.

Robert J. Sywolski, Chief Executive Officer of Blackbaud, stated, "We are very pleased with our third quarter results, which were again highlighted by both strength in our core applications and continued success with our newer solutions. During the quarter we generated the highest quarterly sales growth this year from our core business, thanks to the continued success of our flagship solution, Raisers Edge. Equally important, our new solutions continued to deliver very strong results, with sales growth coming in at over 40%."

Blackbaud's income from operations and net income, determined in accordance with generally accepted accounting principles (GAAP), were $10.7 million and $7.7 million, respectively, for the third quarter 2005 compared with income from operations of $12.7 million and net income of $7.6 million in the same period last year. GAAP diluted earnings per share were $0.17 for the quarter ended September 30, 2005, compared with $0.16 in the same period last year.

For the quarter ended September 30, 2005, pro forma income from operations and net income, which exclude stock-based compensation expense, certain adjustments to our deferred tax asset, costs of the Company's initial public offering in 2004 and amortization of intangibles arising from business combinations, were $12.3 million and $7.6 million, respectively, compared with $11.0 million and $6.7 million in the same period last year.

Pro forma earnings per share were $0.17 for the quarter ended September 30, 2005. A reconciliation of GAAP to pro forma results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

Cash from operations for the third quarter and nine months ended September 30, 2005 was $19.8 million and $39.1 million, respectively, increases of 15% and 17% respectively over the prior year periods. Blackbaud had cash and cash equivalents of $20.7 million at September 30, 2005, a decrease from the $50.4 million level at the end of the prior quarter. As previously announced, in July the Company used $43.3 million of its cash to repurchase shares of its common stock in a self-tender offer. Additionally after completion of the tender, the Company used $2.3 million to repurchase another 171,420 shares in the market.

Timothy V. Williams, Chief Financial Officer of Blackbaud, stated, "Blackbaud continues to build on its track record of growth, profitability and predictability. Over the years, our business model has proven to deliver above average visibility compared with the overall software sector, while our business momentum has led to higher revenue growth than in prior years. Additionally, the high levels of profitability produced by our business model and favorable tax position has combined to drive very strong operating cash flows that are well above our earnings"

FOURTH QUARTER DIVIDEND

Blackbaud announced today that its Board of Directors has declared a fourth quarter dividend of $0.05 per share payable on November 30, 2005 to stockholders of record on November 15, 2005.

CEO SUCCESSION PLAN

The Company announced that Robert J. Sywolski and the Board of Directors have initiated a succession process to identify a new chief executive officer. The Board has commenced a search and has already met with several highly qualified candidates. The Board intends to select and announce a successor as soon as possible and hopefully well before the expiration of Mr. Sywolski's contract in March 2006. Mr. Sywolski said, "Proper CEO succession is a necessary responsibility and critical component to the long-term strategy of any growing, successful company. I believe that now is the right time for Blackbaud to recruit a new CEO with the energy, experience and commitment to lead this Company to continued growth".

CONFERENCE CALL DETAILS

Blackbaud will host a conference call today, October 31, at 5:00 p.m. (EDT) to discuss the Company's financial results, operations and related matters. To access this call, dial 888-802-2266 (domestic) or 913-312-1270 (international). A replay of this conference call will be available through November 4, 2005, at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 4104567. A live webcast of this conference call will be available on the "Investor Relations" page of the Company's Web site, and a replay will be archived on the Web site as well.

ABOUT BLACKBAUD

Blackbaud is the leading global provider of software and related services designed specifically for nonprofit organizations. Approximately 13,000 organizations - including the American Red Cross, Bowdoin College, the Chesapeake Bay Foundation, the Crohn's & Colitis Foundation of America, the Detroit Zoological Society, Episcopal High School, Help the Aged, the New York Philharmonic and United Way of America - use Blackbaud products and consulting services for fundraising, financial management, business intelligence and school administration. Blackbaud's solutions include The Raiser's Edge(R), The Financial Edge(TM), The Education Edge(TM), The Patron Edge (TM), Blackbaud(R) NetCommunity(TM), The Information Edge(TM), WealthPoint(TM) and ProspectPoint(TM), as well as a wide range of consulting and educational services. Founded in 1981, Blackbaud is headquartered in Charleston, South Carolina, and also has operations in Toronto, Ontario; Glasgow, Scotland; and Sydney, Australia.

Blackbaud, the Blackbaud logo, The Raiser's Edge, The Financial Edge, The Education Edge, The Information Edge, The Patron Edge, Blackbaud NetCommunity, WealthPoint and ProspectPoint are trademarks or registered trademarks of Blackbaud, Inc.

FORWARD-LOOKING STATEMENTS

Except for historical information, all of the statements, expectations and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause actual results to differ materially from these forward-looking statements include the following: continued success in sales growth; risks associated with management of growth; the ability to attract and retain key personnel; risks related to our dividend and stock repurchase programs, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends; adoption of our products and services by nonprofits; uncertainty regarding increased business and renewals from existing customers; risk associated with product concentration; lengthy sales and implementation cycles; economic conditions and seasonality; competition; risks associated with acquisitions; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge upon request from Blackbaud's investor relations department.

NON-GAAP FINANCIAL MEASURES

Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes pro forma gross margin, pro forma operating income and margin, pro forma net income and pro forma earnings per share. Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud's ongoing operational performance. Blackbaud believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude the impact of costs associated with the Blackbaud's IPO (completed on July 22, 2004), amortization of intangibles arising from business combinations, stock option compensation expense and certain adjustments to the deferred tax asset.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure below. As previously mentioned, a reconciliation of GAAP to our non-GAAP financial measures has been provided in the financial statement tables included in this press release.

     INVESTOR CONTACT:
     Tim Dolan
     Integrated Corporate Relations
     203-682-8200


     MEDIA CONTACT:
     Megan McDonnell
     Integrated Corporate Relations
     203-682-8200

SOURCE: Blackbaud, Inc.

                                 BLACKBAUD, INC.
                           CONSOLIDATED BALANCE SHEETS
               (In thousands, except share and per share amounts)




                                                                                         September 30,        December 31,
                                                                                             2005                2004
                                                                                  ---------------------------------------
                                                                                          (Unaudited)
ASSETS
   Current assets:
      Cash and cash equivalents                                                             $ 20,703            $ 42,144
      Accounts receivable, net of allowance of $1,229 and
        $1,420, respectively                                                                  22,348              19,580
      Prepaid expenses and other current assets                                               11,945               1,806
      Deferred tax asset, current portion                                                      1,022                 542
                                                                                  ---------------------------------------
         Total current assets                                                                 56,018              64,072
   Property and equipment, net                                                                 7,389               7,199
   Deferred tax asset                                                                         75,480              87,522
   Goodwill                                                                                    2,194               1,673
   Intangible assets, net                                                                        415                   -
   Other assets                                                                                  139                 342
                                                                                  ---------------------------------------
         Total assets                                                                      $ 141,635           $ 160,808
                                                                                  =======================================

LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities:
      Trade accounts payable                                                                 $ 2,742             $ 2,653
      Current portion of capital lease obligations                                                 -                  44
      Accrued expenses and other current liabilities                                          14,736              16,019
      Deferred revenue                                                                        59,736              51,593
                                                                                  ---------------------------------------
         Total current liabilities                                                            77,214              70,309
   Long-term deferred revenue                                                                  1,209                 710
                                                                                  ---------------------------------------
         Total liabilities                                                                    78,423              71,019
                                                                                  ---------------------------------------

    Commitments and contingencies
    Stockholders' equity:
      Preferred stock; 20,000,000 shares authorized, none outstanding                              -                   -
      Common stock, $.001 par value; 180,000,000
shares authorized, 45,888,206 and 42,549,056 shares issued
at September 30, 2005 and December 31, 2004, respectively                                         46                  43
      Additional paid-in capital                                                              63,816              55,292
      Deferred compensation                                                                     (485)             (1,064)
  Treasury stock, at cost;  3,998,013 shares at September 30, 2005                           (56,229)                  -
      Accumulated other comprehensive income                                                     167                 355
      Retained earnings                                                                       55,897              35,163
                                                                                  ---------------------------------------
         Total stockholders' equity                                                           63,212              89,789
                                                                                  ---------------------------------------
         Total liabilities and stockholders' equity                                        $ 141,635           $ 160,808
                                                                                  =======================================

                                 BLACKBAUD, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
               (In thousands, except share and per share amounts)

                                                                          Three months                        Nine months
                                                                         ended September 30,               ended September 30,
                                                                         2005           2004              2005              2004
                                                                  ------------------------------ ---------------------------------
Revenue
      License fees                                                       $ 7,291        $ 6,244           $ 22,063       $ 18,614
      Services                                                            14,486         12,145             40,070         32,808
      Maintenance and subscriptions                                       20,005         17,101             57,779         49,126
      Other revenue                                                        1,362            920              3,443          2,849
                                                                  ------------------------------ ---------------------------------
      Total revenue                                                       43,144         36,410            123,355        103,397
                                                                  ------------------------------ ---------------------------------
Cost of revenue
      Cost of license fees                                                 1,077            975              3,166          2,468
      Costuofsservicesble(ofewhicha$55,ance$(1,211),7$229 and
      $(644) in the three months ended
      September 30, 2005 and 2004 and the nine
      months ended September 30, 2005
      and 2004, respectively, was stock
      based compensation expense (benefit))                                7,236          4,930             20,996         16,482
      Cost of maintenance and subscriptions
      (of which $6, $(168), $28 and $(106) in the
      three months ended September 30, 2005
      and 2004 and the nine months ended
      September 30, 2005 and 2004, respectively,
      was stock based compensation
      expense (benefit))                                                   3,083          2,544              9,071          8,130
      Cost of other revenue                                                1,166            802              3,101          2,578
                                                                  ------------------------------ ---------------------------------
      Total cost of revenue                                               12,562          9,251             36,334         29,658
                                                                  ------------------------------ ---------------------------------
Gross profit                                                              30,582         27,159             87,021         73,739
                                                                  ------------------------------ ---------------------------------
      Sales and marketing                                                  8,595          6,858             25,088         20,151
      Research and development                                             5,309          4,541             15,640         13,245
      General and administrative                                           4,405          3,408             12,246          9,462
      Amortization                                                            10              -                 10             32
      Costs of initial public offering                                         -            805                  -          2,455
      Stock based compensation expense (benefit)                           1,546         (1,138)            (2,970)            55
                                                                  ------------------------------ ---------------------------------
      Total operating expenses                                            19,865         14,474             50,014         45,400
                                                                  ------------------------------ ---------------------------------
Income from operations                                                    10,717         12,685             37,007         28,339
      Interest income                                                        190             79                770            133
      Interest expense                                                       (12)           (18)               (37)          (268)
      Other (expense) income, net                                            (32)            (4)               (34)           342
                                                                  ------------------------------ ---------------------------------
Income before provision for income taxes                                  10,863         12,742             37,706         28,546
      Income tax provision                                                 3,143          5,155             10,592         11,619
                                                                  ------------------------------ ---------------------------------
Net income                                                               $ 7,720        $ 7,587           $ 27,114       $ 16,927
                                                                  ============================== =================================

Earnings per share
      Basic                                                               $ 0.18         $ 0.18             $ 0.64         $ 0.40
      Diluted                                                             $ 0.17         $ 0.16             $ 0.58         $ 0.36

Common shares and equivalents outstanding
      Basic weighted average shares                                   41,961,726     42,536,961         42,628,278     42,480,059
      Diluted weighted average shares                                 45,017,221     46,515,156         46,676,356     46,466,986

Dividends per share                                                       $ 0.05              -             $ 0.15         $ 0.00


Summary of stock based compensation expense (benefit)
      Cost of services                                                      $ 55       $ (1,211)             $ 229         $ (644)
      Cost of maintenance and subscription revenue                             6           (168)                28           (106)
                                                                  ------------------------------ ---------------------------------
      Total cost of revenue                                                   61         (1,379)               257           (750)
      Sales and marketing                                                     38           (670)               182           (194)
      Research and development                                                22           (833)               119           (517)
      General and administrative                                           1,486            365             (3,271)           766
                                                                  ------------------------------ ---------------------------------
      Total operating expense                                              1,546         (1,138)            (2,970)            55
                                                                  ------------------------------ ---------------------------------
      Total stock based compensation expense (benefit)                   $ 1,607       $ (2,517)          $ (2,713)        $ (695)
                                                                  ============================== =================================



                                 BLACKBAUD, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                    NINE MONTHS ENDED SEPTEMBER 30,
                                                                                        2005               2004
                                                                               -------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                                                          $ 27,114            $ 16,927
    Adjustments to reconcile net income to net cash
     provided by operating activities
    Depreciation and amortization                                                          2,026               1,889
    Provision for doubtful accounts and sales returns                                        711                  32
    Stock based compensation benefit                                                      (2,404)               (695)
    Amortization of deferred financing fees                                                   36                 156
    Deferred taxes                                                                        11,613               7,555
    Benefit on exercise of stock options                                                   6,033                   -
    Changes in assets and liabilities, net of acquisition
      Accounts receivable                                                                 (3,427)             (2,365)
      Prepaid expenses and other assets                                                   (9,963)               (267)
      Trade accounts payable                                                                  96                (230)
      Accrued expenses and other current liabilities                                      (1,203)              2,353
      Deferred revenue                                                                     8,452               8,040
                                                                                -------------------------------------
             Total adjustments                                                            11,970              16,468
                                                                                -------------------------------------
             Net cash provided by operating activities                                    39,084              33,395
                                                                                -------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of property and equipment                                                    (2,223)             (1,616)
    Purchase of net assets of acquired company                                              (938)                (97)
                                                                                -------------------------------------
             Net cash used in investing activities                                        (3,161)             (1,713)
                                                                                -------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
    Repayments on long-term debt and capital
      lease obligations                                                                      (44)             (5,105)
    Proceeds from exercise of stock options                                                5,475                 642
    Purchase of treasury stock                                                           (56,229)               (161)
    Dividend payments to stockholders                                                     (6,380)                  -
                                                                                -------------------------------------
             Net cash used in financing activities                                       (57,178)             (4,624)
                                                                                -------------------------------------
Effect of exchange rate on cash and cash equivalents                                        (186)               (384)
                                                                                -------------------------------------
Net increase in cash and cash equivalents                                                (21,441)             26,674
Cash and cash equivalents, beginning of period                                            42,144               6,708
                                                                                -------------------------------------
Cash and cash equivalents, end of period                                                $ 20,703            $ 33,382
                                                                                =====================================

                                 BLACKBAUD, INC.
              RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
                                   (Unaudited)
                    (In thousands, except per share amounts)



                                                      THREE MONTHS ENDED SEPTEMBER 30,          NINE MONTHS ENDED SEPTEMBER 30,
                                                         2005                2004                  2005               2004
                                                    -------------------------------------  ---------------------------------------
GAAP REVENUE                                                  $ 43,144          $ 36,410              $ 123,355         $ 103,397
                                                    =====================================  =======================================

GAAP GROSS MARGIN                                             $ 30,582          $ 27,159               $ 87,021          $ 73,739

PRO FORMA ADJUSTMENTS:
Amortization of deferred compensation
expense (benefit) - options                                         61            (1,379)                   257              (750)
                                                    -------------------------------------  ---------------------------------------

PRO FORMA GROSS PROFIT                                        $ 30,643          $ 25,780               $ 87,278          $ 72,989
                                                    =====================================  =======================================

PRO FORMA GROSS MARGIN                                             71%               71%                    71%               71%
                                                    =====================================  =======================================

GAAP INCOME FROM OPERATIONS                                   $ 10,717          $ 12,685               $ 37,007          $ 28,339
PRO FORMA ADJUSTMENTS:
Amortization of deferred compensation e
 xpense (benefit) - options                                      1,569            (2,517)                (2,713)             (695)
Amortization of deferred compensation
 expense (benefit) - restricted stock                               38                 -                      -                 -
Costs of initial public offering                                     -               805                      -             2,455
Amortization of intangibles from
 business combinations                                              10                 -                     10                32
                                                    -------------------------------------  ---------------------------------------

Total pro forma adjustments                                      1,617            (1,712)                (2,703)            1,792
                                                    -------------------------------------  ---------------------------------------

PRO FORMA INCOME FROM OPERATIONS                              $ 12,334          $ 10,973               $ 34,304          $ 30,131
                                                    =====================================  =======================================

PRO FORMA OPERATING MARGIN                                         29%               30%                    28%               29%
                                                    =====================================  =======================================

GAAP NET INCOME                                                $ 7,720           $ 7,587               $ 27,114          $ 16,927
PRO FORMA ADJUSTMENTS:

Total pro forma adjustments affecting income
 from operations                                                 1,617            (1,712)                (2,703)            1,792
Tax impact related to pro forma adjustments                     (1,725)              854                 (3,060)             (213)
                                                    -------------------------------------  ---------------------------------------

PRO FORMA NET INCOME                                           $ 7,612           $ 6,729               $ 21,351          $ 18,506
                                                    =====================================  =======================================

GAAP SHARES USED IN COMPUTING DILUTED
 INCOME PER SHARE                                               45,017            46,515                 46,676            46,467
PRO FORMA ADJUSTMENTS:

Incremental shares related to stock options                       (433)             (612)                  (694)             (655)
                                                    -------------------------------------  ---------------------------------------

SHARES USED IN COMPUTING PRO FORMA
 EARNINGS PER DILUTED SHARE                                     44,584            45,903                 45,982            45,812
                                                    =====================================  =======================================

PRO FORMA EARNINGS PER DILUTED SHARE                            $ 0.17            $ 0.15                 $ 0.46            $ 0.40
                                                    =====================================  =======================================